Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

BBQ HOLDINGS, INC.

at

$17.25 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 24, 2022

by

GRILL MERGER SUB, INC.

a subsidiary

of

MTY FRANCHISING USA, INC.

a subsidiary

of

MTY FOOD GROUP INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, AT THE END OF SEPTEMBER 21, 2022, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of BBQ Holdings, Inc., a Minnesota corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering by USPS mail:	If delivering by hand, express mail, courier, or other expedited service:

Broadridge, Inc., Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way, Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Grill Merger Sub, Inc., a Minnesota corporation, a subsidiary of MTY Franchising USA, Inc., a Tennessee corporation, which is a subsidiary of MTY Food Group Inc., a corporation created under the Canada Business Corporations Act, the number of shares of common stock, par value $0.01 per share (the “Shares”), of BBQ Holdings, Inc., a Minnesota corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 24, 2022, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended, modified, or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):
Number of Shares Tendered:
Certificate Number(s) (if available):
(Please type or print)

Address(es):

(Zip Code)

Name of Tendering Institution:
Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):
DTC Account No.:
Transaction Code No.:
Dated: , 2022

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message, together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date:         , 2022

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

 CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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